EXHIBIT 10.3.1

May 8, 2015
Ashford TRS VI Corporation
14185 Dallas Parkway, Suite 1100
Dallas, TX 75254
Ladies and Gentlemen:
Reference is made to that certain Purchase and Sale Agreement (the “Agreement”), dated as of February 18, 2015, by and between Ashford TRS VI Corporation, Ashford Hospitality Select, Inc. and Ashford Hospitality Select Limited Partnership. Capitalized terms not otherwise defined in this letter have the meanings assigned in the Agreement.
The undersigned hereby notify you, pursuant to Section 2.3 of the Agreement, that the Agreement is terminated and of no further force and effect.

Very truly yours,
ASHFORD HOSPITALITY SELECT LIMITED PARTNERSHIP

By:	Ashford OP Select General Partner LLC, its general partner
By: /s/ DAVID BROOKS
Name: David Brooks
Title: Vice President